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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     OF THE
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       OF
                        MARCUM NATURAL GAS SERVICES, INC.


         Marcum Natural Gas Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: The Board of Directors of the Corporation (the "Board of Directors"), at a meeting duly called and held, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of the Corporation, declaring its advisability and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment, which remains in full force and effect as of the date hereof, is as follows:

                  RESOLVED, that Article First of the Corporation's Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

                  "FIRST: The name of the corporation is Metretek Technologies, Inc."

         SECOND: Thereafter, pursuant to a resolution duly adopted by the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for their approval at the next annual meeting of the stockholders, which was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at such meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Marcum Natural Gas Services, Inc. has caused this Certificate of Amendment to be executed and attested by its duly authorized officers this 7th day of June, 1999.

                                           MARCUM NATURAL GAS SERVICES, INC.

                                           By: /s/ W. Phillip Marcum
                                              ------------------------------
                                                W. Phillip Marcum, President
ATTEST:
/s/ Gary J. Zuiderveen
--------------------------------
Gary J. Zuiderveen, Secretary

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